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                                                                       EXHIBIT 5


                                       Fleischman and Walsh
                                     1400 Sixteenth Street N.W.
                                       Washington, D.C. 20036





                                          January 6, 1994


Southern Union Company
504 Lavaca Street
Suite 800
Austin, Texas 78701

Dear Sirs:

     Southern Union Company (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, as amended (the "Registration Statement") relating to the offer and sale by the Company of debt securities in an aggregate amount not to exceed $475,000,000 (the "Debt Securities"). Defined terms used herein but not otherwise defined herein shall have the meanings given to them in the prospectus that forms a part of the Registration Statement (the "Prospectus").

     As counsel to the Company, we have examined the Restated Certificate of Incorporation (the "Certificate") and the By-laws of the Company, the Registration Statement and exhibits thereto (including the proposed form of the Indenture and the proposed form of underwriting agreement (the "Purchase Agreement"), Board of Director resolutions adopted as of December 13, 1993, and such other documents, corporate records and matters of law as we have considered necessary for the purpose of rendering this opinion. In our examinations, we have assumed the genuineness of all documents submitted to us as originals and the conformity to original and certified documents of all copies submitted to us as conformed copies.

     In our examination of the Indenture and the Purchase Agreement, we have assumed, without independent investigation, (a) the genuineness of all signatures of, the authority of, all persons signing all documents examined by us in connection with this opinion that are to be executed and delivered on behalf of either the Trustee or the underwriters, (b) the capacity of

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Southern Union Company
January 6, 1994
Page 2

conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies.

     We have also assumed, without independent investigation, that each of the Trustee and the underwriters have all requisite power and authority to execute and deliver the Indenture, any supplemental indenture with respect to any particular series of the Debt Securities, and the Purchase Agreement, respectively.

     Based upon the foregoing, we are of the opinion that:

     When (i) the Registration Statement and any necessary Prospectus Supplement and amendments thereto have been filed and become effective, (ii) a supplemental indenture or officer's certificate with respect to any particular series of the Debt Securities and any applicable amendments and supplements thereto and to the Indenture have been duly authorized, executed and delivered by the Company and the Trustee, (iii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture and any applicable supplement or amendment thereto so as not to violate any applicable law, agreement or instrument binding on the Company and described in the Prospectus and the applicable Prospectus Supplement, and (iv) the Debt Securities have been duly authenticated and delivered by the Trustee, then the Debt Securities will be duly authorized and, when validly issued in accordance with such authorization and as described in the Prospectus (and in any Prospectus Supplement), will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture and any applicable supplement or amendment thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditor's rights generally from time to time in effect. The enforceability of the Company's obligations is also subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof, or as an exhibit to or part of any document that my be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States. We also consent to the reference to our firm under "Legal Matters" in the Prospectus.

     Please be advised that Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, is a director of Southern Union Company, and that he and certain other attorneys with Fleischman and Walsh have a beneficial interest in shares of Company common stock.

     If you have questions regarding the opinions expressed herein, please contact Stephen A. Bouchard, a partner, or Jonathan R. Spencer, an associate, with this firm.

                                        Sincerely,



                                        FLEISCHMAN AND WALSH